Company contact:  Tony Tomich  818 / 673-3996

FOR IMMEDIATE RELEASE	July 26, 2006

21ST CENTURY INSURANCE GROUP REPORTS 38% INCREASE IN SECOND QUARTER EARNINGS PER SHARE AND 50% GROWTH IN PREMIUM OUTSIDE CALIFORNIA.

(WOODLAND HILLS, CA) - 21st Century Insurance Group (NYSE: TW) today reported net income of $28.3 million ($0.33 per basic share) for the second quarter of 2006, compared to $20.5 million ($0.24 per basic share) for the same period in 2005. The second quarter results include decreases to prior accident year loss and LAE reserves totaling $18.1 million, versus decreases of $11.9 million in the second quarter of 2005. The second quarter results also include no net realized capital gains or losses, compared to net realized capital losses of $1.3 million in the second quarter of 2005.

The Company began operations in Florida, Georgia and Pennsylvania during the second quarter of 2006, increasing the percentage of the U.S. personal auto market in which the Company operates from 34% to 49% (see table below - “21st Market Footprint”).

“We are on track with our national expansion strategy,” said Chief Executive Officer & President Bruce Marlow.

Table 1 - "21st Market Footprint"
U.S. Private Passenger Automobile
State	Direct Written Premium - 2005 (in $Bs)	% of U.S.	Cumulative % of U.S.	U.S. Rank (DWP)
Total DWP for the Markets in which 21st Operates:	$79.5	49.2%
CALIFORNIA	$19.3	12.0%
NON-CALIFORNIA STATES	$60.2	37.2%
TOTAL MARKETS FOR 21ST	$79.5	49.2%
Total DWP for the Markets in which 21st Does Not Operate:	$82.0	50.8%
TOTAL U.S. MARKET	$161.5	100.0%

Regional Detail:
CALIFORNIA	$19.3	12.0%	12.0%	1
Arizona	$3.4	2.1%	14.1%	16
Nevada	$1.6	1.0%	15.0%	30
Oregon	$1.9	1.2%	16.2%	28
Washington	$3.5	2.2%	18.4%	15
Western States	$10.4	6.4%
Illinois	$5.7	3.5%	21.9%	8
Indiana	$2.8	1.7%	23.7%	19
Ohio	$5.3	3.3%	26.9%	9
Texas	$11.6	7.2%	34.1%	3
Central States	$25.4	15.7%
Florida	$12.2	7.6%	41.7%	2
Georgia	$5.1	3.2%	44.8%	10
Pennsylvania	$7.1	4.4%	49.2%	5
Eastern States	$24.4	15.1%
NON-CALIFORINIA STATES	$60.2	37.2%
Source - 2005 Highline Data (NAIC)

Other second quarter financial highlights:

•	Direct premiums written of $316.8 million, versus $328.7 million in the second quarter of 2005 (3.6% decrease)
•	California direct premiums written of $287.4 million, versus $309.2 million in the second quarter of 2005 (7.1% decrease)
•	Non-California direct premiums written of $29.4 million, versus $19.5 million in the second quarter of 2005 (51.8% increase)
•
GAAP combined ratio of 91.4% was favorably impacted by 5.6 points of prior accident year loss and LAE reserve decreases, versus 95.2% for the second quarter of 2005, which was favorably impacted by 3.5 points

For the six months ended June 30, 2006, net income was $49.6 million ($0.58 per basic share), compared to $39.9 million ($0.47 per basic share) for the same six-month period in 2005. The 2006 six-month results include decreases to prior accident year loss and LAE reserves totaling $25.1 million, versus decreases of $19.6 million for the same six-month period in 2005. The 2006 six-month results also include net realized capital losses of $1.0 million, compared to net realized capital losses of $1.7 million for the same six-month period in 2005. Other six-month financial highlights:

•	Direct premiums written of $655.4 million, versus $680.8 million for the same six-month period in 2005 (3.7% decrease)
•	California direct premiums written of $599.2 million, versus $641.8 million for the same six-month period in 2005 (6.6% decrease)
•	Non-California direct premiums written of $56.2 million, versus $39.0 million for the same six-month period in 2005 (44.1% increase)
•
GAAP combined ratio of 93.0% was favorably impacted by 3.9 points of prior accident year loss and LAE reserve decreases, versus 95.6% for the same six-month period in 2005, which was favorably impacted by 2.9 points

Stockholders’ equity at June 30, 2006 increased to $855.2 million, compared to $810.0 million at June 30, 2005. Book value per share at June 30, 2006 improved to $9.91 per share from $9.45 per share at June 30, 2005. Operating cash flow for the second quarter of 2006 was $25.7 million, compared to $30.8 million in the same period of 2005. Operating cash flow for the six months ended June 30, 2006 was $64.4 million, compared to $70.2 million for the same six-month period of 2005.

“I am pleased we have been able to maintain our profitability as we have continued to put the components into place to become a strong national competitor,” said the Company’s Senior Vice President and Chief Financial Officer, Steve Erwin. “Our strong capital position provides a solid foundation to support our growth strategy,“ added Erwin.

About 21st: Good people to call

Founded in 1958, 21st Century Insurance Group is a direct-to-consumer provider of personal auto insurance. With $1.4 billion of revenue in 2005, the Company insures over 1.5 million vehicles in Arizona, California, Florida, Georgia, Illinois, Indiana, Nevada, Ohio, Oregon, Pennsylvania, Texas and Washington. 21st provides superior policy features and 24/7 customer service at a competitive price. Customers can purchase insurance, service their policy or report a claim at 21st.com or on the phone with our licensed insurance professionals at 1-800-211-SAVE, 24 hours a day, 365 days a year. Service is offered in English and Spanish, both on the phone and on the web. 21st Century Insurance Company, 21st Century Casualty Company, and 21st Century Insurance Company of the Southwest are rated A+ by A. M. Best, Fitch Ratings and Standard & Poor’s. The Company’s A+ rating was affirmed by A.M. Best on June 13, 2006.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol “TW” and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

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21st Century Insurance Group (NYSE: TW) will hold an earnings teleconference for investors on Thursday, July 27, 2006 at 10:00 a.m. EST. The public can find information about the call in the Investor Relations section of 21st.com. The call will be broadcast over the Internet via a webcast, as well.

Teleconference Details:
Dial in number - 1-800-659-2037
International dial in number - 1-617-614-2713
Passcode - 975-122-79

Teleconference Replay Details:
Available from 12pm (EST) on July 27th, 2006 until 12pm (EST) on August 10th, 2006
Dial in number - 1-888-286-8010
International dial in number - 1-617-801-6888
Passcode - 468-792-15

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Cautionary Statement:
Statements contained herein and within other publicly available documents may include, and the Company's officers and representatives may from time to time make, statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. These statements may address, among other things, the Company's strategy for growth, underwriting results, expected combined ratio and growth of written premiums, product development, computer systems, litigation, regulatory environment and approvals, market position, financial results, dividend policy and reserves. It is possible that the Company's actual results, actions and financial condition may differ, possibly materially, from the anticipated results, actions and financial condition indicated in these forward-looking statements. Other important factors that could cause the Company's actual results and actions to differ, possibly materially, from those in the specific forward-looking statements include the effects of competition and competitors' pricing actions; changes in consumer preferences or buying habits; adverse underwriting and claims experience; customer service problems; the impact on Company operations of natural disasters, principally earthquake, or civil disturbance, due to the concentration of Company facilities and employees in Southern California; information system problems; control environment failures; adverse developments in financial markets or interest rates; results of legislative, regulatory or legal actions, including the inability to obtain regulatory approval for necessary licenses, rate changes and product changes and possible adverse actions by state regulators in market conduct examinations and rate proceedings; and the Company’s ability to service its debt, including its ability to receive dividends and/or sufficient payments from its subsidiaries to service its obligations. The Company is not under any obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Additional financial information is available on the Company's website at 21st.com (which shall not be deemed to be incorporated in or a part of this release) or by request to the Investor Relations Department.

Disclosure of Non-GAAP Measures:
The Company may have included financial measures and other information in this document that may not be presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management believes these financial measures and other information may enhance investors’ understanding of the Company’s operations or enhance their understanding of the industry, in general. However, these financial measures and other information are not intended to replace, and should be read in conjunction with, the GAAP financial results. When possible, the Company has made efforts to reconcile these financial measures and other information to the most directly comparable GAAP financial measures available.

Premiums Written represent the premiums charged on policies issued and in effect during a fiscal period. Premiums Earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the terms of the policies. Premiums Written are meant as supplemental information and are not intended to replace Premiums Earned. Statutory Surplus represents equity as of the end of a fiscal period for the Company’s insurance entities, determined in accordance with Statutory Accounting Principles, as prescribed by insurance regulatory authorities. Stockholders’ Equity is the most directly comparable GAAP measure. Statutory Surplus is presented as supplemental information and is not intended to replace Stockholders’ Equity.

These non-GAAP, financial measures should be read in conjunction with the GAAP financial results. The Company has reconciled these financial measures with the most directly comparable GAAP financial measures in the supplemental schedules.

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 © 2006 by 21st Century Insurance Group. All rights reserved

Exhibit A
21st Century Insurance Group and Subsidiaries
Condensed Consolidated Statements of Operations - All Lines
(Amounts in thousands, except share data)
(Unaudited)

	Q2'05	Q3'05	Q4'05	Q1'06	Q2'06
Total All Lines
Direct premiums written	$328,669	$349,118	$316,466	$338,569	$316,837
Net premiums written	$327,479	$347,827	$315,172	$337,223	$315,476

Net premiums earned	$336,845	$344,102	$335,626	$325,824	$325,512
Net losses and loss adjustment expenses	248,284	258,105	241,513	236,496	223,094
Underwriting expenses	72,520	69,638	70,495	71,933	74,391
Underwriting profit	16,041	16,359	23,618	17,395	28,027

Net investment income	17,006	17,042	18,011	17,755	17,174
Other (expenses)/income	367	(3)	(407)	-	(913)
Realized investment gains (losses)	(1,267)	(939)	(606)	(1,067)	30
Interest and fees expense	(2,031)	(1,988)	(1,943)	(1,898)	(1,854)
Income before provision for taxes	30,116	30,471	38,673	32,185	42,464
Provision for income taxes	(9,621)	(9,369)	(12,281)	(10,868)	(14,143)
Net income	$20,495	$21,102	$26,392	$21,317	$28,321

Net income per common share - basic	$0.24	$0.25	$0.31	$0.25	$0.33
Net income per common share - diluted	$0.24	$0.24	$0.31	$0.25	$0.33

Weighted average shares outstanding - basic	85,704,165	85,793,904	85,799,397	85,868,878	85,968,155
Weighted average shares outstanding - diluted	85,890,984	86,205,599	86,427,724	86,517,163	86,232,103

Net losses and loss adjustment expense ratio	73.7%	75.0%	72.0%	72.6%	68.5%
Underwriting expense ratio	21.5%	20.2%	21.0%	22.1%	22.9%
Combined ratio	95.2%	95.2%	93.0%	94.7%	91.4%

Reconciliation of direct premiums writtento net premiums earned
Direct premiums written	$328,669	$349,118	$316,466	$338,569	$316,837
Ceded premiums written	(1,190)	(1,291)	(1,294)	(1,346)	(1,361)
Net premiums written	327,479	347,827	315,172	337,223	315,476
Net change in unearned premiums	9,366	(3,725)	20,454	(11,399)	10,036
Net premiums earned	$336,845	$344,102	$335,626	$325,824	$325,512

Net losses and loss adjustment expenses
Current accident year	$260,200	$259,301	$245,870	$243,511	$241,215
Prior accident years	(11,916)	(1,196)	(4,357)	(7,015)	(18,121)
Net losses and loss adjustment expenses	$248,284	$258,105	$241,513	$236,496	$223,094

Exhibit B
21st Century Insurance Group and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)
(Unaudited)

	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006
Assets
Investments, available-for-sale, at fair value:
Fixed maturities:	$1,369,612	$1,350,411	$1,354,707	$1,434,761	$1,426,728
Equity securities	49,088	46,380	47,367	850	-
Total Investments	1,418,700	1,396,791	1,402,074	1,435,611	1,426,728
Cash and cash equivalents	41,322	65,264	68,668	35,146	40,188
Accrued investment income	16,435	16,183	16,585	17,333	17,304
Premiums receivable	105,580	116,980	100,900	107,231	98,887
Reinsurance receivables and recoverables	5,760	5,914	6,539	6,223	6,521
Prepaid reinsurance premiums	1,784	1,870	1,946	2,023	2,072
Deferred income taxes	50,003	53,798	56,209	59,307	57,321
Deferred policy acquisition costs	62,205	63,760	59,939	62,919	68,248
Leased property under capital lease	28,094	25,339	22,651	21,587	20,568
Property and equipment, net of accumulated depreciation	132,376	145,841	145,811	147,047	148,213
Other assets	30,158	29,930	38,907	42,183	41,323

Total assets	$1,892,417	$1,921,670	$1,920,229	$1,936,610	$1,927,373

Liabilities and Stockholders' Equity
Liabilities
Unpaid losses and loss adjustment expenses	$495,522	$517,614	$523,835	$508,428	$495,092
Unearned premiums	336,243	340,055	319,676	331,152	321,166
Debt	134,242	131,095	127,972	124,796	121,619
Claim checks payable	38,567	40,711	42,681	40,609	38,363
Reinsurance payable	606	663	643	755	748
Other liabilities	77,234	78,514	75,450	94,057	95,220
Total liabilities	1,082,414	1,108,652	1,090,257	1,099,797	1,072,208

Stockholders' Equity
Common stock	86	86	86	86	86
Additional paid-in capital	422,514	423,795	425,454	430,360	435,889
Accumulated other comprehensive income (loss)	13,122	(2,812)	(10,382)	(22,892)	(31,500)
Treasury stock	-	-	(84)	(84)	(84)
Retained earnings	374,281	391,949	414,898	429,343	450,774
Total stockholders' equity	810,003	813,018	829,972	836,813	855,165

Total liabilities and stockholders' equity	$1,892,417	$1,921,670	$1,920,229	$1,936,610	$1,927,373

Book Value Per Common Share	$9.45	$9.47	$9.66	$9.72	$9.91

Outstanding Common Shares	85,744,970	85,835,038	85,933,960	86,095,739	86,335,335

Exhibit C
21st Century Insurance Group and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Q2'05	Q3'05	Q4'05	Q1'06	Q2'06
Operating activities
Net Income	$20,495	$21,102	$26,392	$21,317	$28,321

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,393	9,507	9,258	6,661	6,643
Net amortization of investment premiums and discounts	2,469	2,365	2,165	2,007	2,489
Amortization of stock compensations, net of tax	104	100	81	4,099	2,379
Provision for deferred income taxes	2,444	4,784	1,664	2,820	6,611
Realized losses (gains) on sale of investments	1,263	1,062	493	1,067	(30)

Changes in assets and liabilities:
Premium receivable	8,730	(11,400)	16,080	(6,331)	8,344
Deferred policy acquisition costs	5,190	(1,555)	3,821	(2,980)	(5,329)
Reinsurance balances	196	(184)	(722)	352	(355)
Federal income taxes	(10,476)	(1,019)	678	4,529	(1,743)
Other assets	2,352	1,482	(10,307)	(2,880)	1,015
Unpaid losses and loss adjustment expenses	5,351	22,092	6,221	(15,407)	(13,336)
Unearned premiums	(9,372)	3,812	(20,379)	11,476	(9,986)
Claims checks payable	(1,447)	2,144	1,970	(2,072)	(2,246)
Other liabilities	(4,895)	(2,164)	477	14,079	2,904
Net cash provided by operating activities	30,797	52,128	37,892	38,737	25,681

Investing Activities
Purchases of:
Fixed maturities available-for-sale	(44,815)	(17,446)	(42,102)	(146,738)	(33,441)
Equity securities available-for-sale	(89,829)	(78,762)	(77,847)	(35,627)	-
Property and equipment	(4,962)	(19,948)	(6,544)	(6,627)	(6,719)
Maturities and calls of fixed maturities available-for-sale	6,450	7,236	13,768	21,139	(8,521)
Sales of:
Fixed maturities available-for-sale	24,996	1,751	11,181	21,022	34,324
Equity securities available-for-sale	83,149	81,196	75,696	83,989	847
Net cash used in investing activities	(25,011)	(25,973)	(25,848)	(62,842)	(13,510)

Financing Activities
Repayment of debt	(2,999)	(3,390)	(3,260)	(3,352)	(3,388)
Dividends paid	(3,425)	(3)	(6,874)	(6,872)	(6,891)
Proceeds from exercise of stock options	667	1,180	1,494	718	3,126
Excess tax benefits from stock-based compensation	-	-	-	89	24
Net cash used in financing activities	(5,757)	(2,213)	(8,640)	(9,417)	(7,129)

Net increase (decrease) in cash and cash equivalents	29	23,942	3,404	(33,522)	5,042

Cash & cash equivalents at beginning of period	41,293	$41,322	$65,264	$68,668	$35,146
Cash & cash equivalents at end of period	$41,322	$65,264	$68,668	$35,146	$40,188

Exhibit D
21st Century Insurance Group and Subsidiaries
Supplemental Operational Information
(Amounts in thousands, except ratios)
(Unaudited)

	Q2'05	Q3'05	Q4'05	Q1'06	Q2'06
Direct Premiums Written
California	309,231	326,048	294,472	311,820	287,389
Non - California	19,438	23,070	21,994	26,749	29,449
Total direct premiums written	$328,669	$349,118	$316,466	$338,569	$316,838

% of Direct Premiums Written
California	94.1%	93.4%	93.1%	92.1%	90.7%
Non - California	5.9%	6.6%	6.9%	7.9%	9.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Vehicles in-force
California	1,462,669	1,447,471	1,413,909	1,382,296	1,359,217
Non-California	103,668	117,760	127,001	138,257	157,386
Total Vehicles In-force at end of quarter	1,566,337	1,565,231	1,540,910	1,520,553	1,516,603

Other Information
Statutory surplus	$637,462	$657,666	$704,671	$725,144	$755,326
Ratio of net premiums written to statutory surplus	2.1	2.1	1.9	1.8	1.7
Auto renewal ratio	92%	92%	91%	91%	91%

Reconciliation of stockholders' equity to statutory surplus
Stockholders' equity - GAAP	$810,003	$813,018	$829,972	$836,813	$855,165
Condensed adjustments to reconcile GAAP stockholders' equity to statutory surplus:
Equity in non-insurance entities	17,597	22,073	26,798	31,728	39,558
Capital lease obligation	3,171	3,095	2,975	1,178	(662)
Net unrealized (gains) losses on investments	(23,304)	644	10,788	31,683	44,778
Deferred policy acquisition costs	(62,205)	(63,760)	(59,939)	(62,919)	(68,248)
Net deferred tax assets related to items nonadmitted under SAP	47,401	38,394	38,544	24,137	24,438
Assets nonadmitted for statutory purposes	(155,201)	(155,798)	(144,467)	(137,476)	(139,703)
Statutory surplus	$637,462	$657,666	$704,671	$725,144	$755,326